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                                                                    Exhibit 23.1







This draft is furnished solely for the purpose of indicating the form of the consent that we would expect to be able to furnish Belden & Blake Corporation when the Registration Statement (Form S-4 No. 333-00000) is declared effective by the Securities and Exchange Commission.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report with respect to Belden & Blake Corporation dated March 8, 2004 (except Note 4, as to which the date is August 11, 2004 and to Note 19, as to which the date is November 19, 2004) in the Registration Statement (Form S-4/A No. 333-00000) and related Prospectus of Belden & Blake Corporation for the registration of $192,500,000 8.75% Senior Secured Notes due July 15, 2012.

We consent to the reference to our firm under the caption "Experts" and to the use of our report with respect to Ward Lake Drilling, Inc. dated November 19, 2004 in the Registration Statement (Form S-4/A No. 333-00000) and related Prospectus of Belden & Blake Corporation for the registration of $192,500,000 8.75% Senior Secured Notes due July 15, 2012.